Exhibit 99.1

      IMS Health Reports Strong Momentum in Second-Quarter 2005,
       With Double-Digit Revenue and Earnings-Per-Share Growth


    FAIRFIELD, Conn.--(BUSINESS WIRE)--July 20, 2005--IMS Health (NYSE: RX) today announced second-quarter 2005 revenues of $433.3 million, up 14 percent (12 percent constant dollar), compared with revenues of $379.6 million for the second quarter of 2004. Second-quarter diluted earnings per share on an SEC-reported basis was $0.41, up 52 percent, compared with $0.27 in the 2004 second quarter. Second-quarter adjusted diluted earnings per share was $0.34, compared with $0.29 per share in the same period of 2004, an increase of 17 percent. Net income on an SEC-reported basis was $93.2 million, up 43 percent compared with net income of $65.1 million in the year-earlier quarter. On an adjusted basis, net income for the second quarter of 2005 was $77.8 million, up 12 percent, compared with net income of $69.5 million in the prior year.
    "Our second-quarter results were strong around the world, led by the U.S. and Europe. In fact, our teams delivered double-digit reported revenue gains in all regions-the Americas, Europe and Asia Pacific," said David R. Carlucci, IMS chief executive officer and president. "IMS's outstanding performance demonstrates our continued success in delivering essential market intelligence to help clients with their most critical business decisions. Our momentum is strong, and we remain confident that we will achieve our financial objectives for the year."
    Operating income in the second quarter was $103.3 million on an SEC-reported basis and $110.7 million on an adjusted basis, compared with operating income of $102.5 million on both an SEC-reported and adjusted basis in the year-earlier period. Adjusted operating income excludes a charge of $7.4 million for costs associated with the proposed merger of IMS and VNU, N.V. Operating income rose 1 percent on an SEC-reported basis and 8 percent on an adjusted basis (7 percent constant dollar).
    Adjusted results for the second quarter of 2005 exclude the merger-related costs mentioned above, certain net pre-tax income items totaling $5.1 million, and certain net tax benefits of $17.6 million, including a $24.3 million tax benefit related to a technical correction Congress passed in the American Jobs Creation Act of 2004
(AJCA).
    Adjusted results for the 2004 second quarter exclude certain net pre-tax expense items totaling approximately $0.4 million, as well as certain net tax provisions of approximately $4.0 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended June 30, 2005 and 2004, respectively.
    On July 11, 2005, IMS announced a definitive agreement to merge with VNU, a global information and media company with leading market positions and recognized brands in marketing information (ACNielsen), media measurement and information (Nielsen Media Research) and business information (publications and trade shows). The merger, which is expected to be completed in the first quarter of 2006, is subject to the approval of shareholders of IMS and VNU, regulatory approvals and other customary conditions.

    First-Half 2005 Results

    For the first half of 2005, revenues were $844.3 million, up 14 percent (11 percent constant dollar) over the first six months of 2004. SEC-reported diluted earnings per share for the 2005 first half was $0.54, compared with $0.61 in the year-earlier period, down 11 percent. Adjusted diluted earnings per share in the 2005 first half was $0.63, a 17 percent increase over the $0.54 reported in the prior-year period. On an SEC-reported basis, net income for the first six months of this year was $123.5 million, compared with $146.2 million for the year-ago period, a 16 percent decrease. On an adjusted basis, net income for the 2005 first half was $145.9 million, up 11 percent, compared with adjusted net income of $131.0 million in the first half of 2004.
    For the first six months of 2005, operating income was $200.2 million on an SEC-reported basis and $207.6 million on an adjusted basis, compared with $198.7 million on both an SEC-reported and adjusted basis in the year-earlier period. Operating income in the 2005 first half rose 1 percent on an SEC-reported basis and was up 4 percent on an adjusted basis (3 percent constant dollar) from the same period last year.
    Adjusted results for the 2005 first half exclude the merger-related costs mentioned above and certain net pre-tax income items totaling approximately $14.5 million, as well as certain net tax provisions of approximately $29.5 million, primarily related to the tax recorded in the first half of 2005 on cash IMS intends to repatriate under the AJCA. Adjusted results for the first half of 2004 exclude certain net pre-tax income items of approximately $11.3 million and certain net tax benefits of approximately $3.9 million. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the six months ended June 30, 2005 and 2004, respectively.

    Balance Sheet Highlights

    IMS's cash, cash equivalents and short-term marketable securities as of June 30, 2005 was $399.8 million, compared with $460.0 million on December 31, 2004. Total debt as of June 30, 2005 was $710.4 million, up from $626.7 million at the end of 2004. See Table 9 for selected consolidated balance sheet items.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased approximately 2.3 million shares in the second quarter at a total cost of $55.4 million. Year-to-date, the company has repurchased 6.2 million shares at a total cost of $147.9 million. As a result of the proposed merger with VNU, IMS has suspended its current share buyback program.
    The number of shares outstanding as of June 30, 2005 was approximately 225.8 million, compared with 233.9 million the same period a year ago.

    Repatriation

    On April 19, 2005, IMS announced that it is taking the opportunity provided by the AJCA to repatriate approximately $650 million of previously undistributed foreign earnings. IMS will continue with its previously announced plans to repatriate all of the $650 million during 2005.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.6 billion in 2004 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 8:30 a.m. (EDT) today to discuss its second-quarter 2005 financial results. To participate, please dial 1-800-396-0424 (U.S. and Canada) and 1-415-908-4714
(outside the United States and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21251512.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate, and (vii) the inability, for any reason, to consummate the merger with VNU, N.V., as expected. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                      Three Months Ended June 30
               (unaudited, in millions except per share)

                                               2005     2004    % Fav
                                                SEC      SEC   (Unfav)
                                            --------------------------
Revenue (b)
  Sales Force Effectiveness                   $207.5   $190.0     9 %
  Portfolio Optimization                       122.3    111.0    10
  Launch, Brand and Other                      103.5     78.6    32
                                             -------  -------
  Total                                        433.3    379.6    14

Operating Expenses (c)
  Operating Costs                             (189.5)  (163.2)  (16)
  Selling and Administrative                  (107.4)   (91.6)  (17)
  Depreciation and Amortization                (25.6)   (22.3)  (15)
  Merger Costs (f)                              (7.4)     0.0    NM
                                             -------  -------
  Total                                       (330.0)  (277.1)  (19)

Operating Income                               103.3    102.5     1

Interest Expense, net                           (4.6)    (2.1)
Gains (Losses) from Investments, net (e)        (0.3)     2.1
Losses on Issuance of Investees' Stock, net      0.0     (0.1)
Other Income (Expense), net (g)                  8.6     (1.6)
                                             -------  -------
Pretax Income                                  107.0    100.8     6

Provision for Income Taxes (h)                 (13.9)   (35.4)
TriZetto Equity Loss, net (d)                    0.0     (0.3)
                                             -------  -------
Net Income                                     $93.2    $65.1    43

Diluted EPS:
  Total Diluted EPS                            $0.41    $0.27    52 %

Shares Outstanding:
  Weighted Average Diluted                     229.5    240.3     4 %
  End-of-Period Actual                         225.8    233.9     3

    The accompanying notes are an integral part of these financial tables.


                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                       Six Months Ended June 30
               (unaudited, in millions except per share)

                                               2005     2004    % Fav
                                                SEC      SEC   (Unfav)
                                            --------------------------
Revenue (b)
  Sales Force Effectiveness                   $407.4   $369.7    10 %
  Portfolio Optimization                       247.8    225.8    10
  Launch, Brand and Other                      189.1    145.7    30
                                             -------  -------
  Total                                        844.3    741.2    14

Operating Expenses (c)
  Operating Costs                             (372.9)  (315.9)  (18)
  Selling and Administrative                  (213.5)  (182.5)  (17)
  Depreciation and Amortization                (50.3)   (44.0)  (14)
  Merger Costs (f)                              (7.4)     0.0    NM
                                             -------  -------
  Total                                       (644.1)  (542.5)  (19)

Operating Income                               200.2    198.7     1

Interest Expense, net                           (8.4)    (5.4)
Gains from Investments, net (e)                  2.4      8.5
Losses on Issuance of Investees' Stock, net      0.0     (0.1)
Other Income, net (g)                           17.9      1.2
                                             -------  -------
Pretax Income                                  212.0    202.9     4

Provision for Income Taxes (h)                 (88.5)   (55.5)
TriZetto Equity Loss, net (d)                    0.0     (1.3)
                                             -------  -------
Net Income                                    $123.5   $146.2   (16)

Diluted EPS:
  Total Diluted EPS                            $0.54    $0.61   (11)%

Shares Outstanding:
  Weighted Average Diluted                     230.5    240.3     4 %
  End-of-Period Actual                         225.8    233.9     3

    The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                      Three Months Ended June 30
               (unaudited, in millions except per share)

                                                              Constant
                                   2005      2004    % Fav    $ Growth
                                Adjusted  Adjusted  (Unfav)      (j)
                                --------------------------------------
Revenue (b)
  Sales Force Effectiveness       $207.5    $190.0      9 %      7 %
  Portfolio Optimization           122.3     111.0     10        8
  Launch, Brand and Other          103.5      78.6     32       29
                                --------  --------
  Total                            433.3     379.6     14       12

Operating Expenses (c)
  Operating Costs                 (189.5)   (163.2)   (16)
  Selling and Administrative      (107.4)    (91.6)   (17)
  Depreciation and Amortization    (25.6)    (22.3)   (15)
                                --------  --------
  Total                           (322.6)   (277.1)   (16)

Operating Income                   110.7     102.5      8        7

Interest Expense, net               (4.6)     (2.1)  (124)
Other Income, net                    3.2       0.8     NM
                                --------  --------
Pretax Income                      109.3     101.2      8

Provision for Income Taxes         (31.5)    (31.4)     0
TriZetto Equity Loss, net (d)        0.0      (0.3)    NM
                                --------  --------

Net Income                         $77.8     $69.5     12 %

Diluted EPS:
  Total Diluted EPS                $0.34     $0.29     17 %

Shares Outstanding:
  Weighted Average Diluted         229.5     240.3      5 %
  End-of-Period Actual             225.8     233.9      3

    The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                       Six Months Ended June 30
               (unaudited, in millions except per share)

                                                              Constant
                                   2005      2004    % Fav    $ Growth
                                Adjusted  Adjusted  (Unfav)      (j)
                                --------------------------------------
Revenue (b)
  Sales Force Effectiveness       $407.4    $369.7     10 %      8 %
  Portfolio Optimization           247.8     225.8     10        7
  Launch, Brand and Other          189.1     145.7     30       27
                                --------  --------
  Total                            844.3     741.2     14       11

Operating Expenses (c)
  Operating Costs                 (372.9)   (315.9)   (18)
  Selling and Administrative      (213.5)   (182.5)   (17)
  Depreciation and Amortization    (50.3)    (44.0)   (14)
                                --------  --------
  Total                           (636.7)   (542.5)   (17)

Operating Income                   207.6     198.7      4        3

Interest Expense, net               (8.4)     (5.4)   (57)
Gain from Investments, net (e)       3.0       0.0     NM
Other Income (Expense), net          2.8      (1.7)    NM
                                --------  --------
Pretax Income                      205.0     191.6      7

Provision for Income Taxes         (59.1)    (59.4)     1
TriZetto Equity Loss, net (d)        0.0      (1.3)    NM
                                --------  --------

Net Income                        $145.9    $131.0     11 %

Diluted EPS:
  Total Diluted EPS                $0.63     $0.54     17 %

Shares Outstanding:
  Weighted Average Diluted         230.5     240.3      4 %
  End-of-Period Actual             225.8     233.9      3

    The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended June 30, 2005
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q2   Adjustments      Q2
                                   -----------------------------------
Revenue (b)
  Sales Force Effectiveness           $207.5       $0.0       $207.5
  Portfolio Optimization               122.3        0.0        122.3
  Launch, Brand and Other              103.5        0.0        103.5
                                     -------    -------      -------
  Total                                433.3        0.0        433.3

Operating Expenses (c)
  Operating Costs                     (189.5)       0.0       (189.5)
  Selling and Administrative          (107.4)       0.0       (107.4)
  Depreciation and Amortization        (25.6)       0.0        (25.6)
  Merger Costs (f)                      (7.4)       7.4          0.0
                                     -------    -------      -------
  Total                               (330.0)       7.4       (322.6)

Operating Income                       103.3        7.4        110.7

Interest Expense, net                   (4.6)       0.0         (4.6)
Losses from Investments, net (e)        (0.3)       0.3          0.0
Other Income, net (g)                    8.6       (5.4)         3.2
                                     -------    -------      -------
Pretax Income                          107.0        2.3        109.3

Provision for Income Taxes (h)         (13.9)     (17.6)       (31.5)
                                     -------    -------      -------

Net Income                             $93.2     $(15.4)       $77.8

Diluted EPS:
  Total Diluted EPS                    $0.41     $(0.07)       $0.34

Shares Outstanding:
  Weighted Average Diluted             229.5        0.0        229.5
  End-of-Period Actual                 225.8        0.0        225.8

    The accompanying notes are an integral part of these financial tables.


                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                    Six Months Ended June 30, 2005
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q2   Adjustments      Q2
                                   -----------------------------------
Revenue (b)
  Sales Force Effectiveness           $407.4       $0.0       $407.4
  Portfolio Optimization               247.8        0.0        247.8
  Launch, Brand and Other              189.1        0.0        189.1
                                     -------    -------      -------
  Total                                844.3        0.0        844.3

Operating Expenses (c)
  Operating Costs                     (372.9)       0.0       (372.9)
  Selling and Administrative          (213.5)       0.0       (213.5)
  Depreciation and Amortization        (50.3)       0.0        (50.3)
  Merger Costs (f)                      (7.4)       7.4          0.0
                                     -------    -------      -------
  Total                               (644.1)       7.4       (636.7)

Operating Income                       200.2        7.4        207.6

Interest Expense, net                   (8.4)       0.0         (8.4)
Gains from Investments, net (e)          2.4        0.7          3.0
Other Income, net (g)                   17.9      (15.1)         2.8
                                     -------    -------      -------
Pretax Income                          212.0       (7.1)       205.0

Provision for Income Taxes (h)         (88.5)      29.5        (59.1)
                                     -------    -------      -------

Net Income                            $123.5      $22.4       $145.9

Diluted EPS:
  Total Diluted EPS                    $0.54      $0.09        $0.63

Shares Outstanding:
  Weighted Average Diluted             230.5        0.0        230.5
  End-of-Period Actual                 225.8        0.0        225.8

    The accompanying notes are an integral part of these financial tables.


                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended June 30, 2004
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q2   Adjustments      Q2
                                   -----------------------------------
Revenue (b)
  Sales Force Effectiveness           $190.0       $0.0       $190.0
  Portfolio Optimization               111.0        0.0        111.0
  Launch, Brand and Other               78.6        0.0         78.6
                                     -------    -------      -------
  Total                                379.6        0.0        379.6

Operating Expenses (c)
  Operating Costs                     (163.2)       0.0       (163.2)
  Selling and Administrative           (91.6)       0.0        (91.6)
  Depreciation and Amortization        (22.3)       0.0        (22.3)
                                     -------    -------      -------
  Total                               (277.1)       0.0       (277.1)

Operating Income                       102.5        0.0        102.5

Interest Expense, net                   (2.1)       0.0         (2.1)
Gains from Investments, net (e)          2.1       (2.1)         0.0
Losses on Issuance of Investees'
 Stock, net                             (0.1)       0.1          0.0
Other Income (Expense), net (g)         (1.6)       2.4          0.8
                                     -------    -------      -------
Pretax Income                          100.8        0.4        101.2

Provision for Income Taxes (h)         (35.4)       4.0        (31.4)
TriZetto Equity Loss, net (d)           (0.3)       0.0         (0.3)
                                     -------    -------      -------
Net Income                             $65.1       $4.4        $69.5

Diluted EPS:
  Total Diluted EPS                    $0.27      $0.02        $0.29

Shares Outstanding:
  Weighted Average Diluted             240.3        0.0        240.3
  End-of-Period Actual                 233.9        0.0        233.9

    The accompanying notes are an integral part of these financial tables.


                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                    Six Months Ended June 30, 2004
               (unaudited, in millions except per share)

                                                             Adjusted
                                      SEC Q2   Adjustments      Q2
                                   -----------------------------------
Revenue (b)
   Sales Force Effectiveness          $369.7       $0.0       $369.7
   Portfolio Optimization              225.8        0.0        225.8
   Launch, Brand and Other             145.7        0.0        145.7
                                     -------    -------      -------
   Total                               741.2        0.0        741.2

Operating Expenses (c)
   Operating Costs                    (315.9)       0.0       (315.9)
   Selling and Administrative         (182.5)       0.0       (182.5)
   Depreciation and Amortization       (44.0)       0.0        (44.0)
                                     -------    -------      -------
   Total                              (542.5)       0.0       (542.5)

Operating Income                       198.7        0.0        198.7

Interest Expense, net                   (5.4)       0.0         (5.4)
Gains from Investments, net (e)          8.5       (8.5)         0.0
Losses on Issuance of Investees'
 Stock, net                             (0.1)       0.1          0.0
Other Income (Expense), net (g)          1.2       (2.9)        (1.7)
                                     -------    -------      -------
Pretax Income                          202.9      (11.3)       191.6

Provision for Income Taxes (h)         (55.5)      (3.9)       (59.4)
TriZetto Equity Loss, net (d)           (1.3)       0.0         (1.3)
                                     -------    -------      -------
Net Income                            $146.2     $(15.2)      $131.0

Diluted EPS:
  Total Diluted EPS                    $0.61     $(0.07)       $0.54

Shares Outstanding:
  Weighted Average Diluted             240.3        0.0        240.3
  End-of-Period Actual                 233.9        0.0        233.9

    The accompanying notes are an integral part of these financial tables.


                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                      June 30, 2005    Dec. 31, 2004
                                      -------------    -------------

Cash and cash equivalents                 $399.8           $444.9

Short-term marketable securities             0.0             15.1

Accounts receivable, net (i)               296.6            264.8

Total debt                                 710.4            626.7

    The accompanying notes are an integral part of these financial tables.


                              IMS Health
                       NOTES TO FINANCIAL TABLES

    (a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

    (b) Revenue in 2004 has been reclassified to conform to the 2005 presentation, including a reclassification of Consulting and Services revenue into the other three business lines. Consulting and Services revenue was $62.4 million in second-quarter 2005, up 35% (33% constant dollar) from $46.2 million in second-quarter 2004. Consulting and Services revenue was $117.1 million in first-half 2005, up 47% (44% constant dollar) from $79.6 million in first-half 2004.

    (c) Operating expenses in 2004 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2005 presentation.

    (d) In the fourth quarter of 2004, IMS sold its entire interest in TriZetto back to the company.

    (e) Losses from investments, net were $0.3 million in the second quarter of 2005, relating primarily to management fees for the Enterprise investments. This is compared with a net gain of $2.1 million in the second quarter of 2004 primarily from the sale of certain Enterprise investments, partially offset by $0.4 million of management fees for the Enterprise investments. For the first six months of 2005, Gains from investments, net were $2.4 million relating primarily to a $3.0 million gain from the sale of a 20% interest we held in a German company (GPI), partially offset by $0.6 million of management fees for the Enterprise investments. This is compared with a net gain of $8.5 million in the first six months of 2004 from the sale of certain Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

    (f) Merger costs relate to professional fees incurred during the second quarter of 2005 in connection with IMS's proposed merger with VNU, N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted results because they were incurred specifically in relation to the proposed merger of IMS with VNU, N.V. and are not related to IMS's core business operations.

    (g) Other income (expense), net includes $0.0 million and $1.2 million of expenses for legal fees in the second quarter of 2005 and 2004, respectively, related to the IRI litigation. For the first six months, IRI litigation legal fees were $1.2 million and $1.6 million in 2005 and 2004, respectively. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other income (expense), net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $(5.4) million and $(16.3) million in the second quarter and first six months of 2005, respectively, compared with $1.2 million and $(4.4) million in the second quarter and first six months of 2004, respectively. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge gains in adjusted and SEC results.

    (h) The tax provision for the second quarter and first six months of 2005 includes a tax benefit of $1.2 million and a tax provision of $2.0 million, respectively, related to the Enterprise investments described in note (e) and the items described in notes (f) and (g). The tax provision for the second quarter and first six months of 2004 includes a tax benefit of $0.2 million and a tax provision of $4.0 million, respectively, related to the items described in notes (e) and
        (g). These tax provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results. The tax provision in the first six months of 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results include a phasing adjustment to recognize this benefit ratably throughout the year; the phasing adjustment for the second quarter and first six months of 2005 was $(7.8) million and $15.3 million, respectively. This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results. Also in the first six months of 2005, $42.8 million of tax expense was recorded related to the decision to repatriate approximately $650 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004
        (AJCA), including a tax benefit of $24.3 million recorded in the second quarter as a result of Congress passing a technical correction to the AJCA. As the AJCA is a one-time event, this tax expense has been excluded from adjusted results. In addition, the first quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. The phasing adjustment for the second quarter of 2004 was $(4.2) million and $7.9 million for the first six months of 2004.

    (i) December 31, 2004 Accounts receivable, net has been reclassified to conform to current period presentation.

    (j) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.


    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
Health's filings previously made or to be made with the Securities and Exchange Commission.


    CONTACT: IMS Health
             Corporate Communications:
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
             or
             Investor Relations:
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com